Exhibit 4.09

FORM OF
SUPPLEMENTAL INDENTURE NO.

FROM

XCEL ENERGY INC.
(a Minnesota corporation)

TO

WELLS FARGO BANK, NATIONAL ASSOCIATION
Trustee

JUNIOR SUBORDINATED NOTES, SERIES DUE

DATED AS OF

SUPPLEMENTAL TO JUNIOR SUBORDINATED INDENTURE
DATED AS OF JANUARY 1, 2008

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THIS SUPPLEMENTAL INDENTURE NO.  , made as of the      day of       , by and between XCEL ENERGY INC., a corporation duly organized and existing under the laws of the State of Minnesota (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee”):

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered its Junior Subordinated Indenture (hereinafter referred to as the “Indenture”), dated as of January 1, 2008; and

WHEREAS, Section 2.5 of the Indenture provides that Securities shall be issued in series and that a Company Order shall specify the terms of each series; and

WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of Securities designated “      % Junior Subordinated Notes, Series due    ” (hereinafter sometimes referred to as the “Notes due     ”); and

WHEREAS, Section 12.1 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Securities or establishing or reflecting any terms of any Security and adding to the covenants of the Company; and

WHEREAS, the execution and delivery of this Supplemental Indenture No.    (herein, “this Supplemental Indenture”) have been duly authorized by a resolution or written consent adopted by the Board of Directors of the Company;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to set forth the terms and conditions upon which the Notes due    are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Notes due     by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes due    , as follows:

ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01  This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02

For all purposes of this Supplemental Indenture:

(a)                                  Capitalized terms used herein without definition shall have the meanings specified in the Indenture.

(b)                                 All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

(c)                                  The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Supplemental Indenture.

ARTICLE TWO

     % JUNIOR SUBORDINATED NOTES, SERIES DUE

SECTION 2.01  There shall be a series of Securities designated the “        % Junior Subordinated Notes, Series due        ” (the “Notes due    ”).  The Notes due     shall be limited to $              aggregate principal amount except as provided in Section 2.08 hereof.

SECTION 2.02  Except as otherwise provided in Section 2.05 hereof, the principal amount of the Notes due      shall be payable on the stated maturity date of         (the “Stated Maturity”).

SECTION 2.03  The Notes due      shall be dated their date of authentication as provided in the Indenture.

The Notes due      shall bear interest at the rate of        .

The term “Interest Period” shall mean each period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except that the first Interest Period shall commence on the date of original issuance of the Notes due       .

The amount of interest payable for any Interest Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full semi-annual period, on the basis of the actual number of days elapsed during such period using 30-day calendar months).  If an Interest Payment Date[or a Redemption Date (as defined below)] falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date[or Redemption Date, as applicable].

Principal and interest shall be payable to the persons and in the manner provided in Sections 2.4 and 2.12 of the Indenture.

SECTION 2.04  The Notes due      shall be payable at the corporate trust office of the Trustee at the offices of such paying agents as the Company may appoint by Company Order in the future.

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SECTION 2.05  [Insert redemption provisions, if applicable]

The Notes due      shall not be subject to any sinking fund.

SECTION 2.06  The Notes due     shall be issued in fully registered form without coupons in denominations of $      and in integral multiples of $      in excess thereof.

SECTION 2.07  The Notes due      shall initially be in the form attached as Exhibit A hereto.

SECTION 2.08  The Notes due      may be reopened and additional notes of the Notes due     may be issued in excess of the limitation set forth in Section 2.01, provided that such additional notes will contain the same terms (including the maturity date and interest payment terms) as the other Notes due   .  Any such additional Notes due     , together with the other Notes due    , shall constitute a single series for purposes of the Indenture.

SECTION 2.09  [Insert restrictions during optional interest deferral period, if applicable]

SECTION 2.10  Notwithstanding anything to the contrary in the Indenture, in no event will the occurrence or continuation of an event described in Section 7.1(a)(3) of the Indenture constitute an Event of Default.

ARTICLE THREE
MISCELLANEOUS

SECTION 3.01  The recitals of fact herein and in the Notes due     (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

SECTION 3.02  This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 3.03

(a)                                  If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

(b)                                 In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes due     issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 3.04  Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the

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Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.05

(a)                                  This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)                                 The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, XCEL ENERGY INC. has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary and Wells Fargo Bank, National Association, has caused this Supplemental Indenture to be signed by its President, Vice President, Assistant Vice President or authorized Corporate Trust Officer, and attested by an authorized officer, this       day of      .

XCEL ENERGY INC.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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EXHIBIT A

FORM OF GLOBAL SECURITY

          % JUNIOR SUBORDINATED NOTES, SERIES DUE

REGISTERED	REGISTERED

THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITORY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

XCEL ENERGY INC.
(Incorporated under the laws of the State of Minnesota)

          % JUNIOR SUBORDINATED NOTES, SERIES DUE

CUSIP:	NUMBER:

ORIGINAL ISSUE DATE(S):	PRINCIPAL AMOUNT(S): $

MATURITY DATE:

XCEL ENERGY INC., a corporation of the State of Minnesota (the “Company”), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of          DOLLARS on the Maturity Date set forth above (the “Stated Maturity”), and to pay interest thereon from the Original Issue Date (or if this Global Security has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as set forth below.  The Securities of this Series (as defined below) shall bear interest at the rate of

The term “Interest Period” shall mean each period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except that the first Interest Period shall commence on the date of original issuance of the Securities of this Series.

[The amount of interest payable for any semi-annual Interest Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full semi-annual period, on the basis of the actual number of days elapsed during such period using 30-day calendar months).  If an Interest Payment Date or a Redemption Date (as defined below) falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date or Redemption Date, as applicable.]

[Insert optional interest deferral provisions, if applicable]

Principal and interest shall be payable to the persons and in the manner provided in Sections 2.4 and 2.12 of the Indenture (as defined below).

This Global Security is a global security in respect of a duly authorized issue of Junior Subordinated Notes, Series due       (the “Securities of this Series,” which term includes any Global Securities representing such Securities) of the Company issued and to be issued under a Junior Subordinated Indenture dated as of        between the Company and Wells Fargo Bank, National Association as trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”).  Under the Indenture, one or more series of Securities may be issued and, as used herein, the term “Securities” refers to the Securities of this Series and any other outstanding series of Securities.  The indebtedness of the Company evidenced by this Global Security, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Senior Indebtedness of the Company and each Holder of this Global Security, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.  Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Securityholders and of the terms upon which the Securities of this Series are and are to be authenticated and delivered.  This Global Security has been issued in respect of the series designated on the first page hereof.

Each Security of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates.  Each Security or Global Security issued upon transfer, exchange or substitution of such Security or Global Security shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Security or Global Security, as the case may be.

[Insert redemption provisions, if applicable]

[Notice of redemption will be given by mail to Holders of Securities of this Series not less than 30 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.  In the event of redemption of this Global Security in part only, a new Global Security or Securities of like tenor and series for the unredeemed portion hereof will be issued in the name of the Securityholder hereof upon the surrender hereof.]

[Insert restrictions during optional interest deferral period, if applicable]

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Securities of this Series (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Securities on the dates such payments are due in accordance with the terms of the Securities of this Series.

If an Event of Default with respect to the Securities of this Series shall occur and be continuing, the principal of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that notwithstanding anything to the contrary in the Indenture, in no event will the occurrence or continuation of an event described in 7.1(a)(3) of the Indenture constitute an Event of Default with respect to the Securities of this Series.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Securityholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities.  Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Security.

No reference herein to the Indenture and to provisions of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Security at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Global Security may be transferred only as permitted by the legend hereto.

If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Global Security.  If a successor Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election to issue this Security in global form shall no longer be effective with respect to this Global Security and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this Series in exchange for this Global Security, will authenticate and deliver individual Securities of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Security.

The Company may at any time and in its sole discretion determine that all Securities of this Series (but not less than all) issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities.  In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this Series in exchange for such Global Security, shall authenticate and deliver, individual Securities of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

Under certain circumstances specified in the Indenture, the Depository may be required to surrender any two or more Global Securities which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depository a Global Security in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Securities surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.

The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	XCEL ENERGY INC.

By:

Title:

Attest:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Security is one of the Securities of the series herein designated, described or provided for in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF
GIFT
MIN
	ACT—		Custodian
		(Cust)		(Minor)

TEN ENT—as tenants by the entireties	Under Uniform Gifts to Minors

JT TEN—as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),
assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee the within security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.